Exhibit 10(b)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this registration statement for Panorama Separate Account of Massachusetts Mutual Life Insurance Company.


                                                ARTHUR ANDERSEN LLP

Hartford, Connecticut
April 24, 1998

                                      45